Exhibit 10.9.4

SCHEDULE OF PROMISSORY NOTES
Containing Provisions Set Forth in Forms of Promissory Note
Filed as Exhibit 10.9.2 and Exhibit 10.9.3

Promissory Note No.	Type of Promissory Note	Date of Issuance	Principal Amount	Interest Rate
1	Equipment	March 30, 2005	$1,601,828.65	10.65%
2	Computers and Software	March 30, 2005	$513,384.10	10.65%
3	Equipment	May 4, 2005	$833,152.88	10.30%
4	Computers and Software	May 4, 2005	$119,989.15	10.30%
5	Equipment	June 27, 2005	$127,664.50	10.23%
6	Computers and Software	June 27, 2005	$63,560.15	10.23%